UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2012

SOUTH JERSEY GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-22211	21-0398330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza,  Folsom, NJ  08037

(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The disclosure required by this Item is set forth in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 2, 2012, South Jersey Gas Company (the “Company”) issued $35 million aggregate principal amount of its Medium Term Notes, Series D, 2012-1, due April 1, 2032 (the “Notes”). The Notes were issued pursuant to a Note Purchase Agreement dated as of April 2, 2012 between the Company and the purchaser named therein (the “Note Purchase Agreement”) and under the Company's Indenture of Trust dated as of October 1, 1998, as supplemented, between the Company and The Bank of New York Mellon, as trustee. The Notes are serviced and secured by a pledged First Mortgage Bond of the Company issued under that certain Indenture of First Mortgage dated October 1, 1947, as supplemented and amended (including the Twenty-Fifth Supplement referred to below), from the Company to The Bank of New York Mellon, as successor trustee to Guarantee Bank and Trust Company.
In connection with the issuance of the Notes, on March 29, 2012, the Company and The Bank of New York Mellon, as trustee, executed a Twenty-Fifth Supplemental Indenture (the “Twenty-Fifth Supplement”) to the mortgage authorizing the issuance of up to an aggregate of $200 million of mortgage bonds to secure obligations of the Company, such as the Notes.
The Notes bear interest at an annual rate of 3.74% payable semiannually on April 1 and October 1 of each year, commencing October 1, 2012. On April 1, 2022 and on each April 1 thereafter to and including April 1, 2031, the Company must prepay $3,175,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without any premium or penalty. The entire unpaid principal amount of the Notes becomes due and payable on April 1, 2032.
The Company may prepay, at any time or from time to time, all or any portion of the Notes, in an amount not less than 5% of the aggregate principal amount of all of the Notes then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount,” to be calculated as provided in the Note Purchase Agreement.
The proceeds from the sale of the Notes will be used to repay short-term indebtedness and for general corporate purposes, including funding capital expenditure requirements.
The Twenty-Fifth Supplement, the form of Note and the Note Purchase Agreement are attached as Exhibits 4.1, 4.2 and 10.1 hereto, respectively. The descriptions of the Twenty-Fifth Supplement, the Notes and the Note Purchase Agreement are qualified in their entirety by reference to the full text of such documents.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

4.1	Twenty-Fifth Supplemental Indenture dated as of March 29, 2012, between South Jersey Gas Company and The Bank of New York Mellon, as trustee.

4.2	Form of Note.

10.1	Note Purchase Agreement dated as of April 2, 2012 among South Jersey Gas Company and the purchaser listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: April 3, 2012	By:	/s/ David A. Kindlick
Name: David A. Kindlick Title: Senior Vice President and Chief Financial Officer